EXHIBIT 11

STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                                                 YEAR ENDED DECEMBER 31,
                                                      -------------------------------------------
                                                           1996           1995           1994
                                                           ----           ----           ----
PRIMARY:
Weighted average shares outstanding                     5,398,436      4,354,183      4,689,453
Common stock equivalents - based
  on the treasury stock
  method using average
  market price                                            227,112        127,134            -0-
                                                      -----------    -----------    -----------

Totals                                                  5,625,548      4,481,317      4,689,453
                                                      -----------    -----------    -----------
                                                      -----------    -----------    -----------

Income before extraordinary charge
  available to common stockholders                    $ 5,301,592    $   930,969    $ 2,765,701
Extraordinary charge                                    3,158,960            -0-            -0-
                                                      -----------    -----------    -----------
Net income available to common
  stockholders                                        $ 2,142,632    $   930,969    $ 2,765,701
                                                      -----------    -----------    -----------
                                                      -----------    -----------    -----------

PRIMARY PER SHARE AMOUNTS:
Income before extraordinary charge
  available to common stockholders                    $      0.94    $      0.21    $      0.59
Extraordinary charge                                        (0.56)           -0-            -0-
                                                      -----------    -----------    -----------
Net income available to common
  stockholders                                        $      0.38    $      0.21    $      0.59
                                                      -----------    -----------    -----------
                                                      -----------    -----------    -----------

FULLY DILUTED:
Weighted average shares outstanding                     5,398,436      4,354,183      4,689,453
Common stock equivalents - based
  on the treasury stock method
  using the the higher of quarter-end
  market price or average market price                    245,289        144,682            -0-
                                                      -----------    -----------    -----------
Totals                                                  5,643,725      4,498,865      4,689,453
                                                      -----------    -----------    -----------
                                                      -----------    -----------    -----------

Income before extraordinary charge
  available to common stockholders                    $ 5,301,592     $  930,969    $ 2,765,701
Extraordinary charge                                    3,158,960            -0-            -0-
                                                      -----------    -----------    -----------
Net income available to common
  stockholders                                        $ 2,142,632     $  930,969    $ 2,765,701
                                                      -----------    -----------    -----------
                                                      -----------    -----------    -----------

FULLY DILUTED PER SHARE AMOUNTS:
Income before extraordinary charge
  available to common stockholders                    $      0.94    $      0.21    $      0.59
Extraordinary charge                                        (0.56)           -0-            -0-
                                                      -----------    -----------    -----------
Net income available to common stockholders           $      0.38    $      0.21    $      0.59
                                                      -----------    -----------    -----------
                                                      -----------    -----------    -----------

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